Genesee & Wyoming Reports Results for the First Quarter of 2010

GREENWICH, Conn., April 29, 2010/PRNewswire-FirstCall/ — Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the first quarter of 2010 of $16.0 million, compared with net income of $13.9 million in the first quarter of 2009.  GWI's diluted earnings per share (EPS) in the first quarter of 2010 were $0.39 with 41.4 million weighted average shares outstanding, compared with diluted EPS of $0.38 with 36.4 million weighted average shares outstanding in the first quarter of 2009.

GWI’s effective income tax rate in the first quarter of 2010 was 37.6%, compared with 27.0% in the first quarter of 2009, primarily due to the expiration of the short line tax credit on December 31, 2009.

Results from Continuing Operations

In the first quarter of 2010, GWI's total revenues increased $7.1 million, or 5.1%, to $145.6 million, compared with $138.5 million in the first quarter of 2009.   During the first quarter of 2010, the appreciation of the Australian and Canadian dollars and the Euro versus the U.S. dollar increased revenues by $8.4 million.  Excluding foreign currency appreciation, GWI’s revenues declined $1.3 million, or 0.9%.

Freight revenues in the first quarter of 2010 increased by $0.4 million, or 0.4%, to $89.6 million, compared with $89.2 million in the first quarter of 2009.  Freight revenues increased by $4.3 million due to the appreciation of the Australian and Canadian dollars versus the U.S. dollar.  Excluding foreign currency appreciation, GWI’s freight revenues decreased by $3.9 million, or 4.4%.

Of particular importance in reviewing the first quarter of 2010 was the timing of carloadings, which increased significantly in the month of March.  In March 2010, GWI's traffic increased 5.0% compared with March 2009 and 17.8% compared with February 2010.  GWI's total traffic in the first quarter was 202,368 carloads, a decrease of 12,071 carloads, or 5.6%, compared with the first quarter of 2009.

Average freight revenues per carload increased 6.5% in the first quarter of 2010.  The appreciation of the Australian and Canadian dollars versus the U.S. dollar increased average revenues per carload by 4.9%, and higher fuel surcharges increased average revenues per carload by 0.1%.   Excluding these factors, average revenues per carload increased 1.4%.

GWI’s non-freight revenues in the first quarter of 2010 increased $6.7 million, or 13.6%, to $56.0 million, compared with $49.3 million in the first quarter of 2009.   The increase in non-freight revenues included a $4.1 million increase due to the appreciation of the Australian and Canadian dollars and the Euro versus the U.S. dollar.  Excluding foreign currency appreciation, GWI’s non-freight revenues increased $2.6 million, or 5.3%.

GWI's operating income in the first quarter of 2010 was $30.1 million, an increase of $4.0 million, or 15.3%, compared with $26.1 million in the first quarter of 2009.  GWI's operating ratio was 79.3% in the first quarter of 2010, a 1.8 percentage point improvement over the 81.1% operating ratio in the first quarter of 2009.

Comments from the Chief Executive Officer

John C. Hellmann, President and CEO of GWI, commented, “Our first quarter financial results were a good start to 2010.  In late February, our traffic began to strengthen in several commodity groups including steel and grain, and we continued to control our costs.  The result was an operating ratio of 79.3%, which is a first quarter record in the history of GWI.  We are focused on sustaining this level of operating efficiency for the remainder of the year, regardless of the pace of improvement in the economy.”

Mr. Hellmann continued, “We generated $30 million of free cash flow in the first quarter of 2010, further strengthening our balance sheet for acquisitions and investments.  While not our exclusive focus, we continue to actively evaluate opportunities that relate to the natural resources sector, similar to the recent contract that we signed to provide rail haulage services for export iron ore in Labrador, Canada.”

Free Cash Flow from Continuing Operations (1)

($ in millions)	Three Months Ended
	March 31,
	2010	2009

Net cash provided by operating activities	$33.6	$25.5
Net cash used in investing activities	(3.3)	(19.1)
Net cash (received)/paid for divestitures/acquisitions (a)	(0.2)	5.8
Free cash flow (1)	$30.2	$12.2

(a)
The 2010 period includes $0.2 million in net cash received from the sale of our investment in South America.  The 2009 period includes: 1) $4.8 million in net cash paid for final working capital adjustments related to the acquisition of the Ohio Central Railroad System (OCR) and 2) $1.0 million in net cash paid for contingent consideration related to the Rotterdam Rail Feeding B.V. (RRF) acquisition.

GWI’s continuing operations generated free cash flow of $30.2 million and $12.2 million for the quarters ended March 31, 2010 and 2009, respectively.  For the quarter ended March 31, 2010, changes in working capital decreased net cash flow from operating activities by $0.1 million.  For the quarter ended March 31, 2009, changes in working capital decreased net cash flow from operating activities by $3.5 million.

Net cash used in investing activities for the quarter ended March 31, 2010 included $14.3 million relating to the purchase of property and equipment, partially offset by $10.1 million relating to grant proceeds received from outside parties and $0.8 million from the sale of assets.  Net cash used in investing activities in the quarter ended March 31, 2009 included $20.7 million relating to the purchase of property and equipment, partially offset by $3.8 million relating to grant proceeds received from outside parties and $3.6 million from the sale of assets.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the first quarter will be held Thursday, April 29, 2010, at 11:00 a.m. EDT.  The dial-in number for the teleconference is (800) 288-8960; outside U.S., call (612) 332-0107, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "First Quarter Earnings Audio Webcast."  Management will be referring to a slide presentation that will also be available under the “Investors” tab of GWI’s website prior to the conference call.  An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1:00 p.m. on April 29, 2010, until the following quarter’s results are posted.  Telephone replay is available for 30 days beginning at 12 p.m. EDT on April 29, 2010, by dialing (800) 475-6701 (or outside U.S., dial (320) 365-3844). The access code is 121474.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands.  Operations currently include 62 railroads organized in nine regions, with more than 6,000 miles of owned and leased track and approximately 3,400 additional miles under track access arrangements.  GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.  GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

(1)           Free Cash Flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure.  The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities is included in the tables attached to this press release.

SOURCE: Genesee & Wyoming Inc.
Michael Williams of GWI Corporate Communications
1-203-629-3722
mwilliams@gwrr.com

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

OPERATING REVENUES	$145,579	$138,458

OPERATING EXPENSES	115,473	112,358
INCOME FROM OPERATIONS	30,106	26,100

INTEREST INCOME	423	182
INTEREST EXPENSE	(5,362)	(7,180)
OTHER INCOME, NET	450	42

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	25,617	19,144

PROVISION FOR INCOME TAXES	9,641	5,163

INCOME FROM CONTINUING OPERATIONS	15,976	13,981

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(16)	(33)

NET INCOME	15,960	13,948

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	(1)

NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$15,960	$13,947

BASIC EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.41	$0.42
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-
BASIC EARNINGS PER COMMON SHARE	$0.41	$0.42

WEIGHTED AVERAGE SHARES – BASIC	38,569	33,467

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.39	$0.38
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-
DILUTED EARNINGS PER COMMON SHARE	$0.39	$0.38

WEIGHTED AVERAGE SHARES - DILUTED	41,418	36,370

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2010 AND DECEMBER 31, 2009
(In thousands)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$133,448	$105,707
Accounts receivable, net	108,269	109,931
Materials and supplies	8,918	8,939
Prepaid expenses and other	14,697	13,223
Deferred income tax assets, net	15,162	15,161
Current assets of discontinued operations	265	282
Total current assets	280,759	253,243

PROPERTY AND EQUIPMENT, net	1,022,857	1,024,297
GOODWILL	160,611	161,208
INTANGIBLE ASSETS, net	242,488	244,464
DEFERRED INCOME TAX ASSETS, net	3,053	3,122
OTHER ASSETS, net	10,855	10,698
Total assets	$1,720,623	$1,697,032

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$27,954	$27,818
Accounts payable	103,042	104,813
Accrued expenses	40,226	38,181
Deferred income tax liabilities, net	656	971
Current liabilities of discontinued operations	13	11
Total current liabilities	171,891	171,794

LONG-TERM DEBT, less current portion	415,728	421,616
DEFERRED INCOME TAX LIABILITIES, net	249,003	244,924
DEFERRED ITEMS - grants from outside parties	146,616	146,345
OTHER LONG-TERM LIABILITIES	25,354	23,476

TOTAL EQUITY	712,031	688,877
Total liabilities and equity	$1,720,623	$1,697,032

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,960	$13,948
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	16	33
Depreciation and amortization	12,448	11,506
Compensation cost related to equity awards	2,074	1,564
Excess tax benefits from share-based compensation	(673)	(10)
Deferred income taxes	4,357	2,240
Net gain on sale of assets	(449)	(239)
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(5,988)	5,253
Materials and supplies	155	368
Prepaid expenses and other	(1,387)	175
Accounts payable and accrued expenses	6,402	(9,264)
Other assets and liabilities, net	722	(42)
Net cash provided by operating activities from continuing operations	33,637	25,532
Net cash used in operating activities from discontinued operations	(23)	(411)
Net cash provided by operating activities	33,614	25,121

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,328)	(20,701)
Grant proceeds from outside parties	10,100	3,771
Cash paid for acquisitions, net	-	(5,780)
Proceeds from the sale of investment in South America	208	-
Proceeds from disposition of property and equipment	768	3,631
Net cash used in investing activities from continuing operations	(3,252)	(19,079)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(6,820)	(76,671)
Proceeds from issuance of long-term debt	-	69,000
Proceeds from employee stock purchases	3,096	660
Treasury stock purchases	(491)	-
Excess tax benefits from share-based compensation	673	10
Net cash used in financing activities from continuing operations	(3,542)	(7,001)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	895	242

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	26	158

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	27,741	(559)
CASH AND CASH EQUIVALENTS, beginning of period	105,707	31,693
CASH AND CASH EQUIVALENTS, end of period	$133,448	$31,134

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010		2009
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$89,566	61.5%	$89,166	64.4%
Non-freight	56,013	38.5%	49,292	35.6%

Total revenues	$145,579	100.0%	$138,458	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$50,188	34.4%	$49,998	36.1%
Equipment rents	7,649	5.2%	7,890	5.7%
Purchased services	10,397	7.1%	9,311	6.7%
Depreciation and amortization	12,448	8.6%	11,506	8.3%
Diesel fuel used in operations	11,037	7.6%	8,993	6.5%
Diesel fuel sold to third parties	3,793	2.6%	3,389	2.4%
Casualties and insurance	3,904	2.7%	3,584	2.6%
Materials	5,477	3.8%	5,603	4.1%
Net gain on sale of assets	(449)	(0.3)%	(239)	(0.2)%
Other expenses	11,029	7.6%	12,323	8.9%

Total operating expenses	$115,473	79.3%	$112,358	81.1%

Functional Classification
Transportation	$44,616	30.6%	$43,129	31.1%
Maintenance of ways and structures	12,829	8.8%	13,433	9.7%
Maintenance of equipment	16,904	11.6%	17,108	12.4%
Diesel fuel sold to third parties	3,793	2.6%	3,389	2.4%
General and administrative	25,332	17.4%	24,032	17.4%
Net gain on sale of assets	(449)	(0.3)%	(239)	(0.2)%
Depreciation and amortization	12,448	8.6%	11,506	8.3%

Total operating expenses	$115,473	79.3%	$112,358	81.1%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2010			March 31, 2009
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$19,123	52,154	$367	$21,117	57,946	$364
Farm & Food Products	12,507	24,895	502	10,803	26,392	409
Pulp & Paper	12,230	20,306	602	13,400	24,086	556
Metals	9,702	19,295	503	9,467	19,338	490
Minerals & Stone	9,401	30,786	305	8,507	31,250	272
Chemicals-Plastics	8,752	12,631	693	8,358	12,808	653
Lumber & Forest Products	6,520	14,658	445	6,616	14,715	450
Petroleum Products	5,374	7,451	721	5,689	7,887	721
Autos & Auto Parts	1,766	2,679	659	1,104	1,708	646
Other	4,191	17,513	239	4,105	18,309	224

Totals	$89,566	202,368	$443	$89,166	214,439	$416

Reconciliation of non-GAAP Financial Measure

This earnings release contains free cash flow, which is a "non-GAAP financial measure" as this term is defined in Regulation G of the Securities Exchange Act of 1934.  In accordance with Regulation G, GWI has reconciled this non-GAAP financial measure to its most directly comparable U.S. GAAP measure.

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets.  Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI.  Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding the cost of acquisitions and proceeds from divestitures. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.  Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Three Months Ended
	March 31,
	2010	2009

Net cash provided by operating activities from continuing operations	$33.6	$25.5
Net cash used in investing activities from continuing operations	(3.3)	(19.1)
Net cash (received)/paid for divestitures/acquisitions	(0.2)	5.8
Free cash flow	$30.2	$12.2